Exhibit 99.1

Demand for Stride Career Learning Continues to Drive Strong Performance

HERNDON, Va.--(BUSINESS WIRE)--January 25, 2022--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the second fiscal quarter ended December 31, 2021.

Second Quarter Fiscal 2022 Highlights Compared to 2021

  Revenue of $409.5 million, compared with $376.1 million, driven by continued strength in middle and high school Career Learning enrollments, growth in Adult Learning, and increases in revenue per enrollment.
  Income from operations of $56.9 million, compared with $38.5 million, due to improved gross margins and flat selling, general and administrative expenses.
  Net income of $42.0 million, compared with $24.5 million.
  Diluted net income per share of $1.00, compared with $0.60.
  Adjusted operating income of $60.7 million, compared with $50.1 million. (1)
  Adjusted EBITDA of $82.7 million, compared with $70.7 million. (1)

Second Quarter Fiscal 2022 Summary Financial Metrics

	Three Months Ended December 31,		Change 2021/2020
	2021	2020	$	%
	(In thousands, except percentages and per share data)
Revenues	$409,507	$376,145	$33,362	8.9%

Income from operations	56,915	38,452	18,463	48.0%
Adjusted operating income (1)	60,731	50,050	10,681	21.3%

Net income	42,004	24,501	17,503	71.4%
Net income per share, diluted	1.00	0.60	0.40	66.7%

EBITDA (1)	82,095	61,613	20,482	33.2%
Adjusted EBITDA (1)	82,697	70,687	12,010	17.0%

Six Month Fiscal 2022 Highlights Compared to 2021

  Revenue of $809.7 million, compared with $747.1 million.
  Income from operations of $49.9 million, compared with $50.5 million.
  Net income of $36.1 million, compared with $37.2 million.
  Diluted net income per share of $0.85, compared with $0.89.
  Adjusted operating income of $65.3 million, compared with $73.1 million. (1)
  Adjusted EBITDA of $108.2 million, compared with $109.9 million. (1)

Six Month Fiscal 2022 Summary Financial Metrics

	Six Months Ended December 31,		Change 2021/2020
	2021	2020	$	%
	(In thousands, except percentages and per share data)
Revenues	$809,733	$747,105	$62,628	8.4%

Income from operations	49,938	50,516	(578)	-1.1%
Adjusted operating income (1)	65,253	73,059	(7,806)	-10.7%

Net income	36,121	37,167	(1,046)	-2.8%
Net income per share, diluted	0.85	0.89	(0.04)	-4.5%

EBITDA (1)	99,265	91,954	7,311	8.0%
Adjusted EBITDA (1)	108,153	109,921	(1,768)	-1.6%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Six Months Ended
	December 31,		Change 2021 / 2020		December 31,		Change 2021 / 2020
	2021	2020	$	%	2021	2020	$	%
	(In thousands, except percentages)

General Education	$313,241	$313,989	$(748)	(0.2%)	$619,582	$627,838	$(8,256)	(1.3%)
Career Learning
Middle - High School	75,287	51,376	23,911	46.5%	146,699	100,147	46,552	46.5%
Adult	20,979	10,780	10,199	94.6%	43,452	19,120	24,332	127.3%
Total Career Learning	96,266	62,156	34,110	54.9%	190,151	119,267	70,884	59.4%
Total Revenues	$409,507	$376,145	$33,362	8.9%	$809,733	$747,105	$62,628	8.4%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2021 / 2020		December 31,		2021 / 2020
	2021	2020	#	%	2021	2020	#	%
	(In thousands, except percentages)

General Education (1)	145.6	161.2	(15.6)	(9.7%)	146.1	162.0	(15.9)	(9.8%)
Career Learning (1)(2)	41.9	30.3	11.6	38.3%	41.9	30.4	11.5	37.8%
Total Enrollment	187.5	191.5	(4.0)	(2.1%)	188.0	192.4	(4.4)	(2.3%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Six Months Ended		Change
	December 31,		2021 / 2020		December 31,		2021 / 2020
	2021	2020	#	%	2021	2020	#	%

General Education	$1,953	$1,755	$198	11.3%	$3,852	$3,491	$361	10.3%
Career Learning	1,794	1,681	113	6.7%	3,482	3,258	224	6.9%

Cash Flow and Capital Allocation

As of December 31, 2021, the Company’s cash and cash equivalents totaled $257.0 million, compared with $386.1 million reported at June 30, 2021. The decrease is largely the result of normal seasonal trends.

Capital expenditures for the first six months of fiscal 2022 were $29.5 million, compared to $23.6 million in the first six months of fiscal 2021, and were comprised of $2.7 million of property and equipment, $19.3 million of capitalized software development, and $7.5 million of capitalized curriculum development.

Fiscal Year 2022 Outlook

The Company is raising its forecast for the full fiscal year 2022:

  Revenue in the range of $1.62 billion to $1.64 billion.
  Capital expenditures in the range of $65 million to $75 million. Note that capital expenditures include the purchase of property and equipment, capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 27% to 30%.
  Adjusted operating income in the range of $175 million to $185 million. (1)

The Company is forecasting the following for the third quarter fiscal 2022:

  Revenue in the range of $405 million to $415 million.
  Capital expenditures in the range of $15 million to $18 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $60 million to $65 million. (1)
(1)

In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its second quarter fiscal year 2022 financial results during a conference call scheduled for Tuesday, January 25, 2022 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/148057977. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) at 4:45 p.m. ET. The conference ID number is 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on January 25, 2022 at 8:00 p.m. ET through February 25, 2022 at 8:00 p.m. ET by dialing (800) 770- 2030 (domestic) or 1 (647) 362 9199 (international) and entering the conference ID 4812941. A webcast replay will be available at https://events.q4inc.com/attendee/148057977 for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology and the pace of change in education. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (“COVID-19”); discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three and six months ended December 31, 2021 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands except share and per share data)
Revenues	$409,507	$376,145	$809,733	$747,105
Instructional costs and services	261,950	246,754	535,774	487,823
Gross margin	147,557	129,391	273,959	259,282
Selling, general, and administrative expenses	90,642	90,939	224,021	208,766
Income from operations	56,915	38,452	49,938	50,516
Interest expense, net	(1,875)	(5,024)	(3,868)	(7,131)
Other income, net	3,884	1,361	3,795	1,790
Income before income taxes and income (loss) from equity method investments	58,924	34,789	49,865	45,175
Income tax expense	(15,928)	(10,642)	(13,035)	(8,266)
Income (loss) from equity method investments	(992)	354	(709)	258
Net income attributable to common stockholders	$42,004	$24,501	$36,121	$37,167
Net income attributable to common stockholders per share:
Basic	$1.01	$0.61	$0.88	$0.93
Diluted	$1.00	$0.60	$0.85	$0.89
Weighted average shares used in computing per share amounts:
Basic	41,525,736	40,160,362	41,042,401	40,072,360
Diluted	41,963,399	41,102,425	42,413,828	41,681,061

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2021	2021
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$256,986	$386,080
Accounts receivable, net of allowance of $26,305 and $21,384	430,436	369,303
Inventories, net	23,941	39,690
Prepaid expenses	29,240	19,453
Other current assets	75,528	43,004
Total current assets	816,131	857,530
Operating lease right-of-use assets, net	91,410	94,671
Property and equipment, net	74,149	72,069
Capitalized software, net	60,520	57,308
Capitalized curriculum development costs, net	49,787	50,376
Intangible assets, net	95,210	99,480
Goodwill	240,921	240,353
Deposits and other assets	97,617	105,510
Total assets	$1,525,745	$1,577,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$33,821	$62,144
Accrued liabilities	61,462	77,642
Accrued compensation and benefits	41,193	80,363
Deferred revenue	50,409	38,110
Current portion of finance lease liability	36,080	27,336
Current portion of operating lease liability	15,233	20,649
Total current liabilities	238,198	306,244
Long-term finance lease liability	44,612	41,568
Long-term operating lease liability	79,020	77,458
Long-term debt	410,674	299,271
Deferred tax liability	8,282	31,853
Other long-term liabilities	10,726	16,255
Total liabilities	791,512	772,649
Commitments and contingencies
Stockholders’ equity

Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,084,410 and 46,911,527 shares issued; and 42,749,667 and 41,576,784 shares outstanding, respectively	4	4
Additional paid-in capital	680,601	795,449
Accumulated other comprehensive income (loss)	(343)	(474)
Retained earnings	156,453	112,151
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	734,233	804,648
Total liabilities and stockholders' equity	$1,525,745	$1,577,297

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	December 31,
	2021	2020
	(In thousands)
Cash flows from operating activities
Net income	$36,121	$37,167
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	49,327	41,438
Stock-based compensation expense	8,888	17,967
Deferred income taxes	6,008	5,375
Provision for doubtful accounts	4,730	6,382
Amortization of discount and fees on debt	809	4,973
Noncash operating lease expense	10,074	9,627
Other	5,550	7,244
Changes in assets and liabilities:
Accounts receivable	(65,606)	(208,870)
Inventories, prepaid expenses, deposits and other current and long-term assets	11,944	(23,231)
Accounts payable	(26,810)	(7,202)
Accrued liabilities	(8,570)	4,346
Accrued compensation and benefits	(39,157)	(5,401)
Operating lease liability	(10,662)	(10,364)
Deferred revenue and other liabilities	5,686	40,592
Net cash used in operating activities	(11,668)	(79,957)
Cash flows from investing activities
Purchase of property and equipment	(2,705)	(1,969)
Capitalized software development costs	(19,330)	(14,061)
Capitalized curriculum development costs	(7,461)	(7,524)
Sale of long-lived assets	—	223
Sale of other investments	5,261	—
Acquisition of MedCerts, LLC, net of cash acquired	—	(54,775)
Acquisition of Tech Elevator, Inc., net of cash acquired	—	(15,981)
Other acquisitions, loans and investments, net of distributions	(3,956)	(188)
Proceeds from the maturity of marketable securities	7,248	—
Purchases of marketable securities	(38,720)	—
Net cash used in investing activities	(59,663)	(94,275)
Cash flows from financing activities
Repayments on finance lease obligations	(14,744)	(11,455)
Repayments on credit facility	—	(100,000)
Issuance of convertible senior notes, net of issuance costs	—	408,610
Purchases of capped calls in connection with convertible senior notes	—	(60,354)
Payments of deferred purchase consideration	(7,858)	—
Proceeds from exercise of stock options	246	303
Withholding of stock options for tax withholding	—	(10,885)
Repurchase of restricted stock for income tax withholding	(35,404)	(6,108)
Net cash provided by (used in) financing activities	(57,760)	220,111
Net change in cash, cash equivalents and restricted cash	(129,091)	45,879
Cash, cash equivalents and restricted cash, beginning of period	386,582	213,299
Cash, cash equivalents and restricted cash, end of period	$257,491	$259,178

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of December 31st:
Cash and cash equivalents	$256,986	$258,107
Other current assets (restricted cash)	505	571
Deposits and other assets (restricted cash)	—	500
Total cash, cash equivalents and restricted cash	$257,491	$259,178

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Second Quarter Fiscal 2022

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In thousands)
Income from operations	$56,915	$38,452	$49,938	$50,516
Stock-based compensation expense	602	9,074	8,888	17,967
Amortization of intangible assets	3,214	2,524	6,427	4,576
Adjusted operating income	60,731	50,050	65,253	73,059
Depreciation and other amortization	21,966	20,637	42,900	36,862
Adjusted EBITDA	$82,697	$70,687	$108,153	$109,921

EBITDA	$82,095	$61,613	$99,265	$91,954

Fiscal Year 2022 Outlook

	Three Months Ended March 31, 2022		Year Ended June 30, 2022
	Low	High	Low	High
	(In millions)
Income from operations	$50.7	$54.7	$142.0	$150.0
Stock-based compensation expense	6.0	7.0	20.0	22.0
Amortization of intangible assets	3.3	3.3	13.0	13.0
Adjusted operating income	$60.0	$65.0	$175.0	$185.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com